FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          NOV 25 1997
         No. C 3652-86
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                         CERTIFICATE OF AMENDMENT TO THE
          ARTICLES OF INCORPORATION OF INTERNATIONAL CUSTOM PACK, INC.

                             ***********************

     INTERNATIONAL CUSTOM PACK, INC., a Nevada corporation (the "Corporation"), hereby certifies as follows:

          1. The capitalization of the Corporation is modified to (a) increase the number of authorized shares of the Corporation's single class of common voting stock, $.001 par value, from 25,000,000 to 50,000,000 shares, and
     (b) authorize the future issuance of up to 25,000,000 shares of preferred stock, $.001 par value, in one or more separate series hereafter to be established by director resolution or written action, each of which may contain different designations, preferences, limitations, restrictions and relative rights and shall be evidenced by a certificate of designations which shall be filed with the office of the Nevada Secretary of State; and Article Fourth of the Corporation's Articles of Incorporation is hereby deleted in its entirety and there is substituted in lieu thereof, also to be designated Article Fourth, the following material:

               "FOURTH. The aggregate number of shares of capital stock authorized to be issued by the Corporation shall be 50,000,000 shares of common stock, each with a par value of $.001 (the "Common Stock"), and 25,000,000 shares of preferred stock, each with a par value of $.001 (the "Preferred Stock"). Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the Corporation upon liquidation or dissolution, but each such share shall be subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

               The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in any resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each series of Preferred Stock shall be alike in every particular and of equal rank, have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may differ as to different series:

                    (a) the periodic or other rate of dividends  payable and the dates from which such dividends shall commence to accrue, if at all;

                    (b) the manner in which,  if at all,  shares of a particular series may be redeemed and the amount payable upon a share redemption;

                    (c) the amount  payable upon any  voluntary  or  involuntary liquidation, dissolution or winding up of the Corporation;

                    (d) the  provisions  of any sinking  fund  established  with respect to the shares of a series;

                    (e) the terms and rates of conversion or exchange, if shares of a series are convertible or exchangeable; and

                    (f) the provisions as to voting rights,  if any,  associated with shares of a series.

               Before any shares of a particular series of Preferred Stock are issued, the designations of such series and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in a resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Such designations and terms shall be set forth in full or summarized in the certificate for such series. The Board of Directors may increase the number of such shares by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued shares of Preferred Stock by fixing or altering the terms thereof in respect of the above-referenced particulars and by assigning the same to an existing or newly established series from time to time before the issuance of such shares.

               The holders of shares of each series shall be entitled to receive, out of any funds legally available therefor, when and as declared by the Board of Directors, cash dividends at such rate per annum as shall be fixed by resolution of the Board of Directors for such series, payable periodically on the dates fixed by the Board of Directors for the series. Such dividends may be cumulative or non-cumulative, deemed to accrue from day to day regardless of whether or not earned or declared, and may commence to accrue on each share of Preferred Stock from such date or dates, all as may be determined and stated by the Board of Directors prior to the issuance thereof. The Corporation shall make dividend payments ratably upon all outstanding shares of Preferred Stock in proportion to the amount of dividends accrued thereon to the date of such dividend payment, if any.

               As long as any shares of Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares ranking junior to such Preferred Stock with respect to the payment of dividends or liquidating assets) shall be declared or paid upon, nor shall any distribution be made or ordered in respect of, shares of the Common Stock

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

          or any other class of shares ranking junior to the shares of such Preferred Stock as to the payment of dividends or liquidating assets, nor shall any monies (other than the net proceeds received from the sale of shares ranking junior to the shares of such Preferred Stock as to the payment of dividends or liquidating assets) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of the Common Stock or of any other class of shares ranking junior to the shares of such Preferred Stock as to dividends or assets unless:

                    (a) all  dividends  accrued  with  respect  to the shares of
               Preferred Stock of all series for past dividend periods shall have been paid and the full dividend on all outstanding shares of Preferred Stock of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

                    (b) the  Corporation  shall have set aside all  amounts,  if any, required to be set aside as and for sinking funds, if any, for the shares of Preferred Stock of all series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

               The Corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time any part, of any series of Preferred Stock, subject to such limitations as may be adopted by the Board authorizing the issuance of such shares, by paying therefor in cash the amount which shall have been determined by the Board of Directors, in the resolution authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the Board of Directors; but if the redemption shall be effected only with respect to a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

               Subject to the foregoing provisions and to any qualifications, limitations or restrictions applicable to any particular series of Preferred Stock which may be stated in the resolution providing for the issuance of such series, the Board of Directors shall have authority to prescribe from time to time the manner in which any series of Preferred Stock shall be redeemed.

               Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the shares of Preferred Stock of each series shall be entitled, before any distribution shall be made with respect to shares of Common Stock or to any other class of shares junior to the shares of Preferred Stock as to the payment of dividends or liquidating assets, to be paid the full preferential amount fixed by the Board of Directors for such series as herein authorized; and thereafter shall be entitled to such further payment, if any, as shall be specified in the Board of Director resolution establishing the series. If upon such liquidation or dissolution of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding shares of Preferred Stock of all series of the full preferential amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed, in the order of seniority, fully as to each series with respect to which there are adequate net assets to satisfy the preferential amount and, as to the most senior series with respect to which there are inadequate net assets, ratably in proportion to the full preferential amount to which each share of that series is entitled. Neither a consolidation nor a merger of the Corporation with or into any other entity nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution within the meaning of this paragraph."

                           . . . . . . . . . . . . .

     2. The foregoing amendment shall become effective as of the close of business on the date this Certificate of Amendment is approved by the office of the Nevada Secretary of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Nevada.

     3. The amendment recited in Section 1. above has been duly adopted in accordance with the provisions of ss.ss.78.385, .390, .315 and .320, Nevada Revised Statutes, the Board of Directors of the Corporation having adopted a resolution setting forth such amendment and declaring its advisability, and the holders of a majority of the issued and outstanding shares of the Corporation's single class of common voting stock having approved of such amendment by executed written action, all as of August 30, 1997.

     IN WITNESS WHEREOF, INTERNATIONAL CUSTOM PACK, INC. has caused this Certificate of Amendment to and Restatement of its Articles of Incorporation to be prepared under the signature of its President and the acknowledgement of its Secretary this __th day of August 1997.

Signature Acknowledged by:               INTERNATIONAL CUSTOM PACK, INC.


/s/ Clayton F. Gutierrez, Sec.           By: /s/ Brent Gutierrez, President
---------------------------------           ---------------------------------
Clayton F. Gutierrez, Secretary             Brent Gutierrez, President


STATE OF MISSISSIPPI
COUNTY OF _________________

     Before me, the undersigned authority, this day personally appeared Brent Gutierrez and Clayton F. Gutierrez, who, being known to me and being placed under oath, identified themselves, respectively, as the President and Secretary of International Custom Pack, Inc., a Nevada corporation, and acknowledged the authenticity of the foregoing Certificate and of their



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

execution of the same, pursuant to authority vested in each, for the uses and purposes therein described.

Dated: August 30, 1997                       /s/ Tammy Lynn Bosarge
                                             ---------------------------------
                                             (signature of notary)

                                             Tammy Lynn Bosarge
                                             ---------------------------------
                                             (printed name)
                                             Notary Public, State of Mississippi
                                             My commission expires: 10-19-97

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